Exhibit 10.22
AMENDMENT NO. 2 TO REPURCHASE AGREEMENT
          THIS AMENDMENT NO. 2 (this “Amendment”), dated September 27, 2007, to the REPURCHASE AGREEMENT (the “Agreement”), dated as of June 1, 2007 and amended by Amendment No. 1 to Repurchase Agreement, dated as of June 18, 2007, is by and among, FX LUXURY REALTY, LLC, a Delaware limited liability company (the “Company”), CKX, Inc., a Delaware corporation (“CKX”), Flag Luxury Properties, LLC, a Delaware limited liability company (“Flag”), FX Real Estate and Entertainment Inc., a Delaware corporation (“FXREE”), Robert F.X. Sillerman (“Sillerman”), Brett Torino (“Torino”), Paul C. Kanavos (“Kanavos” and together with Flag (but subject to Section 4(d)(iii) of the Agreement), Sillerman and Torino, collectively, the “Flag Parties”). Reference is made to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of June 1, 2007 and amended by Amendments Nos. 1 and 2 to Membership Interest Purchase Agreement, dated as of June 18, 2007 and September 27, 2007, respectively, by and among the Company, CKX, and Flag. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Purchase Agreement.
          WHEREAS, CKX, Flag and the Company previously entered into Amendment No. 1, dated as of June 18, 2007, to the Purchase Agreement (“Amendment No. 1”) and, pursuant to Amendment No. 1 (i) CKX formed NEWCO Inc. (which is now named FX Real Estate and Entertainment Inc. and is herein referred to as “FXREE”) and, in connection therewith, contributed to the capital of FXREE an aggregate 15.5% Membership Interest in the Company; (ii) CKX, as the sole stockholder of FXREE as of the time of its formation, transferred and assigned all of the equity interests in FXREE to Richard G. Cushing, as Trustee of the CKX FXLR Stockholder Distribution Trust II, a conventional trust formed pursuant to the CKX FXLR Stockholder Distribution Trust II Agreement dated the date hereof (the “Conventional Trust”); and (iii) CKX transferred and assigned an aggregate 9.5% Membership Interest in the Company to Richard G. Cushing, as Trustee of the CKX FXLR Stockholder Distribution Trust I, a grantor trust formed pursuant to the CKX FXLR Stockholder Distribution Trust I Agreement dated the date hereof (the “Grantor Trust”); and
          WHEREAS, pursuant to the Purchase Agreement, CKX, Flag and the Grantor Trust have effected the Reorganization and, in connection therewith and in exchange for shares of common stock of FXREE, CKX, Flag and the Grantor Trust contributed to FXREE Membership Interests constituting 25%, 50% and 9.5%, respectively, of the outstanding Membership Interest in the Company; and
          WHEREAS, following the Reorganization, FXREE became the sole owner of all of the interests in the Company (except for the Flag Priority Interest), and each of CKX, Flag and the Grantor Trust were issued shares of common stock of FXREE in such amounts as resulted in the outstanding equity of FXREE being owned 25% by CKX, 50% by Flag, and 25% in the aggregate by the Grantor Trust and the Conventional Trust together; and
          WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated September 26, 2007, by and among FXREE, CKX and Flag, CKX purchased additional shares of common stock of FXREE representing a .742% equity interest therein (after giving effect to the transactions contemplated in such Stock Purchase Agreement); and
          WHEREAS, as of the date hereof, CKX shall transfer and assign shares of common stock of FXREE representing an aggregate 23.50% equity interest in FXREE to Richard G. Cushing, as Trustee of the CKX FXLR Stockholder Distribution Trust III, a conventional trust formed pursuant to and in accordance with the CKX FXLR Stockholder Distribution Trust III Agreement (“Trust 3” and such transfer and assignment is referred to herein as the “First Transfer”); and
          WHEREAS, following the date hereof, and in no event later than concurrent with the Stockholder Distribution, CKX shall transfer and assign to or for the benefit of CKX stockholders of record on the record date to be determined by CKX for purposes of the of Stockholder Distribution shares of common stock of FXREE representing an aggregate 2% equity interest in FXREE (the “Second Transfer”); and
          WHEREAS, it is contemplated that as of the date hereof and following the Initial Transfer the outstanding equity of FXREE shall be owned 23.50% by Trust 3, 49.75% by Flag, 2% by CKX and 24.75% in the aggregate by the Grantor Trust and the Conventional Trust together; and
          WHEREAS, it is contemplated that following the Second Transfer the outstanding equity of FXREE shall be owned 25.50% in the aggregate by Trust 3 and certain transferee(s) in connection with the Second Transfer, 49.75% by Flag, and 24.75% in the aggregate by the Grantor Trust and the Conventional Trust together; and
          WHEREAS, the parties hereto desire to enter into this Amendment to permit the First Transfer and Second Transfer.
          NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:
     1. NEWCO Inc. All references in the Agreement to NEWCO Inc. or NEWCO shall hereafter be references to FXREE, as applicable.
     2. Section 2(a) of the Agreement. Section 2(a) of the Agreement is amended and restated in its entirety as follows:
          (a) In the event that no Termination Event (as defined below) shall have occurred prior to the second anniversary of the date upon which the Stockholder Distribution occurs (the “Anniversary Date”), then each of the Flag Parties shall offer, and FXREE shall purchase (the “Repurchase”), on a pro rata basis based on the Flag Parties’ respective ownership percentages, an aggregate number of Interests or shares of common stock of FXREE (the “FXREE Stock”), as the case may be, for an amount equal to $0.01 per share, such that, following such repurchase, the aggregate value of the Interests acquired pursuant to the Purchase Agreement or resulting FXREE Stock, as the case may be (the “Purchased Securities”), shall not be less than $100,000,000 (the “Fair Market Value”), based on the average closing price per share of such FXREE Stock for the 30-day period prior to the Anniversary Date or if FXREE Stock is not publicly traded, the fair market value of such Purchased Securities as determined in writing (the

“Appraisal Report”) by a nationally recognized independent appraisal firm to be selected by the parties to this Agreement (the “Appraiser”); provided, however, that in the event that the proposed transaction between 19X Acquisition Corp., a Delaware corporation (“19X”), and CKX, whereby 19X shall merge with and into CKX, with CKX being the surviving corporation in the merger (the “Merger”), shall become effective (or any similar transaction shall become effective), then (i) the Fair Market Value for all purposes of this Agreement shall be reduced to $50,000,000; and (ii) the Purchased Securities shall include only the Interests acquired pursuant to the Purchase Agreement or resulting FXREE Stock, as the case may be, that are the subject of the Stockholder Distribution. Notwithstanding the foregoing, each of the Flag Parties shall have the option, in their sole and absolute discretion, to contribute cash to FXREE in lieu of redeeming FXREE Stock as set forth above.
     3. Section 13 of the Agreement. Section 13 of the Agreement is amended and restated in its entirety as follows:
“13. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Each of Trust 3, the Conventional Trust, the Grantor Trust and the holders of shares of FLXRE stock who are entitled to or received such stock as a distribution or dividend from CKX (or from Trust 3, the Conventional Trust or the Grantor Trust pursuant to the terms thereof) is intended as a third party beneficiary of this Agreement; provided that such benefit shall be limited solely to such holder’s right to (i) seek and enforce a remedy of specific performance to compel FXREE and the board of directors of FXREE to enforce and perform the provisions of this Agreement in accordance with the terms hereof or (ii) in the event that such remedy of specific performance is determined by a court of competent jurisdiction to be unavailable or is contested by the board of directors of FXREE, then seek monetary damages from FXREE.”
     4. Entire Agreement. This Amendment, the Agreement, the Exhibits and Schedules to the Agreement constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all prior agreements or understandings with respect to the subject matter hereof.
     5. No Other Amendments or Modifications. Except as expressly provided in this Amendment, the Agreement shall remain unmodified and in full force and effect in accordance with its terms.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

FX LUXURY REALTY, LLC
/s/ Paul C. Kanavos
Name:	Paul C. Kanavos
Title:	Chairman and Chief Executive Officer

CKX, INC.

/s/ Thomas P. Benson
Name:	Thomas P. Benson
Title:	Chief Financial Officer

FLAG LUXURY PROPERTIES, LLC
/s/ Paul C. Kanavos
Name:	Paul C. Kanavos
Title:	Chairman and Chief Executive Officer

FX REAL ESTATE AND ENTERTAINMENT INC.
/s/ Paul C. Kanavos
Name:	Paul C. Kanavos
Title:	President

/s/ Robert F.X. Sillerman
Robert F.X. Sillerman

/s/ Brett Torino
Brett Torino

/s/ Paul C. Kanavos
Paul C. Kanavos